UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 26, 2020

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2020, PPL Corporation ("PPL" or the "Company") announced the appointment of Vincent Sorgi to the position of President and Chief Executive Officer effective June 1, 2020. On May 27, 2020, in connection with his promotion, the Compensation Committee of the Board of Directors ("Committee") approved the following compensation for Mr. Sorgi in 2020: an annual base salary of $1,100,000, effective June 1, 2020; an annual short-term cash incentive target equal to 125 percent of base salary (pro-rated for the portion of the year serving as President and Chief Executive Officer); and an annual long-term equity incentive target, based on a three-year performance period, of 425 percent of base salary. As is the case for the Company's other named executive officers, Mr. Sorgi's long-term equity incentive awards will be structured as a combination of restricted stock units ("RSUs"; 20% of total award), performance units based on a total shareowner return target ("PU-TSR"; 40% of total award) and performance units based on a return on equity target ("PU-ROE"; 40% of total award).
In addition, in connection with his promotion, the Committee granted Mr. Sorgi a pro-rated long-term incentive award for 2020 comprising RSUs with a value of $347,742, a PU-TSR award with a value of $695,485 and a PU-ROE award with a value of $695,485, with the total number of shares determined based upon the closing price of PPL Common Stock on June 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  June 2, 2020